UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

KINGSTONE COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2016

To the Stockholders of Kingstone Companies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kingstone Companies, Inc., a Delaware corporation (the “Company”), will be held on August 10, 2016 at 15 Joys Lane, Kingston, New York 12401, at 9:00 a.m., for the following purposes:

1.	To elect five directors for the coming year.

2.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	To hold a non-binding advisory vote on the Company’s executive compensation.

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 15, 2016 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 are available electronically to the Company’s stockholders of record as of the close of business on June 15, 2016 at www.proxyvote.com.

Floyd R. Tupper
Secretary

Kingston, New York
June 24, 2016

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on June 15, 2016 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on August 10, 2016 at 9:00 a.m., local time, or any adjournment thereof.  Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 24, 2016.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominees named in the proxy to our Board of Directors.

(ii)	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

(iii)	FOR the approval of the compensation of our named executive officers.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters.  This is commonly referred to as a “broker non-vote.”  The election of directors and the advisory vote with respect to executive compensation are considered “non-routine” matters and therefore may not be voted on by your bank or broker absent specific instructions from you.  The ratification of the selection of our independent registered public accounting firm is a routine matter.  Please instruct your bank or broker so your vote can be counted.

Our Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board of Directors.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of common shares outstanding and entitled to vote as of the close of business on June 15, 2016 was 7,912,375.  The common shares are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  A majority of the common shares outstanding and entitled to vote as of the close of business on June 15, 2016, or 3,956,188 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees; however, in order to cumulate votes, a stockholder must request a proxy card (as Internet and telephone voting will not be available for such purposes).  Only stockholders of record as of the close of business on June 15, 2016 will be entitled to vote.  With regard to the election of directors, votes may be cast in favor or withheld.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being five nominees, each person who receives one or more votes will be elected as a director.  Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Stockholders may expressly abstain from voting on Proposal 2 or 3 by so indicating on the proxy.  Abstentions are counted as present in the tabulation of votes on Proposals 2 and 3.  Since Proposals 2 and 3 require the affirmative approval of a majority of the common shares present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices located at 15 Joys Lane, Kingston, New York 12401, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call (845) 802-7900.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2015 and 2014 for certain executive officers, including our Chief Executive Officer:

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation	Total
Barry B. Goldstein	2015	$575,000	$-	$93,719	(2)	$514,970	(3)	$36,723	$1,220,412
Chief Executive Officer	2014	$512,500	$62,500	$320,026	(2)	$453,853	(4)	$36,319	$1,385,198

Victor J. Brodsky	2015	$280,400	$14,377	$-		$33,521	(5)	$20,041	$348,339
Chief Financial Officer	2014	$269,600	$10,000	$-		$32,248	(6)	$19,691	$331,539

Benjamin Walden	2015	$235,000	$-	$-		$40,044	(5)	$13,282	$288,326
Senior Vice President and	2014	$210,000	$-	$-		$36,160	(6)	$7,431	$253,591
Chief Actuary, Kingstone Insurance Company
__________

(1)
Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures.  Assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, which accompanies this proxy statement.

(2)
During 2014, Mr. Goldstein was granted an option under our 2005 Equity Participation Plan for the purchase of 200,000 common shares at an exercise price of $6.73 per share.  Such options are exercisable to the extent of 62,500 shares as of the date of grant and each of the first and second anniversaries of the date of grant and 12,500 shares as of the third anniversary of the date of grant.  In addition, concurrently, Mr. Goldstein was granted an option under our 2014 Equity Participation Plan for the purchase of 50,000 common shares at an exercise price of $6.73 per share, subject to stockholder approval of such plan.  Stockholder approval of the plan was obtained in 2015.  Such option is exercisable on the third anniversary of the date of grant.

(3)
Represents bonus compensation of $445,686 accrued pursuant to Mr. Goldstein’s employment agreement and paid in 2016, and $69,284 accrued pursuant to the Kingstone Insurance Company (“KICO”) employee profit sharing plan and paid in 2016.

(4)
Represents bonus compensation of $385,825 accrued pursuant to Mr. Goldstein’s employment agreement and paid in 2015, and $68,028 accrued pursuant to the KICO employee profit sharing plan and paid in 2015.

(5)	Represents amounts accrued pursuant to the KICO employee profit sharing plan for 2015 and paid in 2016.

(6)	Represents amounts accrued pursuant to the KICO employee profit sharing plan for 2014 and paid in 2015.

Employment Contracts

            Mr. Goldstein is employed as our President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement, dated October 16, 2007, as amended (the “Goldstein Employment Agreement”), that expires on December 31, 2016.  Pursuant to the Goldstein Employment Agreement, effective July 1, 2014, Mr. Goldstein is entitled to receive an annual base salary of $575,000 (“Base Salary”).  Mr. Goldstein’s annual base salary had been $350,000 from January 1, 2004 through December 31, 2009, $375,000 from January 1, 2010 through December 31, 2011 and $450,000 from January 1, 2012 through June 30, 2014.  Effective July 1, 2014, Mr. Goldstein is entitled to receive an annual bonus equal to 6% of our consolidated income from operations before taxes, net of our consolidated net investment income and net realized gains on sales of investments.  Through June 30, 2014, Mr. Goldstein was entitled to receive an annual bonus of up to 6% of our consolidated net income.  In consideration of Mr. Goldstein entering into an amendment to his employment agreement in August 2014, we paid him a bonus in the amount of $62,500. He is also entitled to increases in the Base Salary and other potential additional compensation as may be determined from time to time by the Board in its sole discretion.  A portion of the Base Salary amount payable to Mr. Goldstein is contractually shared with KICO and the bonus payable to him by us is subject to reduction on a dollar-for-dollar basis to the extent of any bonus paid to him by KICO.  Since August 2008, Mr. Goldstein has served as Chief Investment Officer of KICO.  Since January 2012, he has also served as President and Chief Executive Officer of KICO. See “Termination of Employment and Change-in-Control Arrangements.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning unexercised options held by the above named executive officers as of December 31, 2015.

Name	Number of Common Shares Underlying Unexercised Options Exercisable	Number of Common Shares Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Barry B. Goldstein	125,000	125,000	(1)	$6.73	08/12/19
Victor J. Brodsky	15,000	5,000	(2)	$5.09	08/29/18
Benjamin Walden	7,500	2,500	(3)	$6.60	12/16/18
___________________

(1)	Such options are exercisable to the extent of 62,500 shares effective as of each of August 12, 2016 and 2017.

(2)	Such options are exercisable on August 29, 2016.

(3)           Such options are exercisable on December 16, 2016.

                Termination of Employment and Change-in-Control Arrangements

 Pursuant to the Goldstein Employment Agreement and as provided for in his prior employment agreement which expired on April 1, 2007, Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary in the event of the termination of his employment following a change of control of Kingstone Companies, Inc.  Under such circumstances, Mr. Goldstein’s outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  In addition, in the event Mr. Goldstein’s employment is terminated by us without cause or he resigns with good reason (each as defined in the Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his Base Salary and bonuses from us for the remainder of the term, and his outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  In addition, in the event Mr. Goldstein’s employment with KICO is terminated by KICO with or without cause, he would be entitled to receive a lump sum payment from KICO equal to six months base salary.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2015.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total

Michael R. Feinsod(1)	$20,500	-	-	$20,500

Jay M. Haft	$43,875	-	-	$43,875

Jack D. Seibald	$48,375	-	-	$48,375

Floyd R. Tupper	$50,375	-	-	$50,375
____________________

(1)  Mr. Feinsod resigned as a director in June 2015.

Our non-employee directors are currently entitled to receive annual compensation for their services as directors as follows:

	• $43,000 (including $5,000 for services as a director of KICO)

	• an additional $6,000 for services as committee chair (and $1,500 for services as KICO committee chair)
	• 2,000 shares of our common stock which vest in one-third increments over a three year period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of June 15, 2016 regarding the beneficial ownership of our common shares by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under “Executive Compensation” and (iv) all of our present executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 15 Joys Lane Kingston, New York	1,194,161 (1)(2)	14.7%

Jack D. Seibald 1336 Boxwood Drive West Hewlett Harbor, New York	408,147 (1)(3)	5.2%

Jay M. Haft 69 Beaver Dam Road Salisbury, Connecticut	170,275 (1)	2.2%

Floyd R. Tupper 220 East 57th Street New York, New York	101,687 (1)(4)	1.3%

Victor J. Brodsky 15 Joys Lane Kingston, New York	26,408 (1)(5)	*

Benjamin Walden 11 Mill Pond Lane Centerport, New York	10,000 (1)(6)	*

William L. Yankus 10 Pheasant Hill Road Farmington, Connecticut	- (1)	-

RenaissanceRe Ventures Ltd. Renaissance Other Investments Holding II Ltd. RenaissanceRe Holdings Ltd. Renaissance House 12 Crow Lane Pembrooke HM19 Bermuda	595,238 (7)(8)	7.5%

Eidelman Virant Capital, Inc. 8000 Maryland Avenue, Suite 380 St. Louis, Missouri	492,227 (7)	6.2%

Ronin Capital, LLC 350 N. Orleans Street, Suite 2N Chicago, Illinois	471,166 (7)	6.0%

Wedbush Opportunity Capital, LLC Wedbush Opportunity Partners, LP 1000 Wilshire Boulevard Los Angeles, California	454,051 (7)(9)	5.7%

All executive officers and directors as a group (8 persons)	1,934,702 (1)(2)(3)(4)(5)(6)(10)	23.8%
____________________

 *     Less than 1%.

(1)	Based upon Schedule 13D filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or other information that is publicly available.

(2)
Includes (i) 35,900 shares held in retirement trusts for the benefit of Mr. Goldstein, (ii) 187,500 shares issuable upon the exercise of options that are exercisable currently or within 60 days and (iii) 144,161 shares owned by Mr. Goldstein’s wife.  The inclusion of the shares owned by Mr. Goldstein’s wife shall not be construed as an admission that Mr. Goldstein is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(3)
Pursuant to Schedule 13D, as amended, filed under the Exchange Act, includes (i) 113,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald; (ii) 174,824 shares held in a retirement trust for the benefit of Mr. Seibald; and (iii) 100,000 shares owned by SDS Partners I, Ltd. for which Mr. Seibald serves as a general partner.  Mr. Seibald has sole voting and dispositive power over 195,147 shares and shared voting and dispositive power over 213,000 shares.  The inclusion of shares that Mr. Seibald does not directly own shall not be deemed an admission that Mr. Seibald is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(4)
Includes (i) 27,467 shares held in a retirement trust for the benefit of Mr. Tupper and (ii) 44,037 shares owned by Mr. Tupper’s wife or a retirement trust for her benefit.  The inclusion of the shares owned by Mr. Tupper’s wife and the retirement trust for her benefit shall not be construed as an admission that Mr. Tupper is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(5)	Includes 15,000 shares issuable upon the exercise of currently exercisable options.

(6)	Represents shares issuable upon the exercise of currently exercisable options.

(7)	Based upon Schedule 13G, as amended, filed under the Exchange Act.

(8)
Pursuant to Schedule 13G, RenaissanceRe Ventures Ltd. (“RenaissanceRe Ventures”), a wholly owned subsidiary of Renaissance Other Investments Holdings II Ltd. ("ROIHL II"), a wholly owned subsidiary of RenaissanceRe Holdings Ltd. (“RenaissanceRe Holdings”), have shared voting and dispositive power over the 595,238 shares. RenaissanceRe Ventures, ROIHL II and RenaissanceRe Holdings each may be deemed to beneficially own the 595,238 shares.

(9)
Pursuant to Schedule 13G, (i) Wedbush Opportunity Partners, L.P. (the “Fund”) and Wedbush Opportunity Capital, LLC (the “General Partner”), as the general partner of the Fund, each have sole voting and dispositive power over 415,551 shares; (ii) the General Partner has shared voting and dispositive power over the remaining 38,500 shares; (iii) the 454,051 shares are held directly by the Fund and accounts under management by the General Partner for the benefit of the Fund's investors; (iv) the 454,051 shares may be deemed to be indirectly beneficially owned by the General Partner, as the general partner of the Fund; and (v) the General Partner disclaims beneficial ownership of the shares owned by the Fund, except to the extent of any pecuniary interest therein.

(10)	Includes 7,500 shares issuable upon the exercise of currently exercisable options.

PROPOSAL 1:  ELECTION OF DIRECTORS

Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

All five of the nominees are currently members of our Board of Directors.  The following table sets forth each nominee’s age as of June 15, 2016, the positions and offices presently held by him with us, and the year in which he became a director.  The Board of Directors recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Positions and Offices Held	Director Since

Barry B. Goldstein	63	President, Chairman of the Board, Chief Executive Officer and Director	2001
Jay M. Haft	80	Director	1989
Jack D. Seibald	55	Director	2004
Floyd R. Tupper	61	Secretary and Director	2014
William L. Yankus	56	Director	2016

Barry B. Goldstein

Mr. Goldstein has served as our President, Chief Executive Officer, Chairman of the Board, and a director since March 2001.  He served as our Chief Financial Officer from March 2001 to November 2007 and as our Treasurer from May 2001 to August 2013.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of Kingstone Insurance Company (“KICO”) (formerly known as Commercial Mutual Insurance Company), a New York property and casualty insurer, as well as Chairman of its Executive Committee.  Mr. Goldstein has served as Chief Investment Officer of KICO since August 2008 and as its President and Chief Executive Officer since January 2012.  He was Treasurer of KICO from March 2010 through September 2010.  Effective July 1, 2009, we acquired a 100% equity interest in KICO.  From 1997 to 2004, Mr. Goldstein served as President of AIA Acquisition Corp., which operated insurance agencies in Pennsylvania and which sold substantially all of its assets to us in 2003.  Mr. Goldstein received his B.A. and M.B.A. from the State University of New York at Buffalo.  We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his service as Chairman of the Board of KICO since 2006 and as its Chief Investment Officer since 2008, give him the qualifications and skills to serve as one of our directors.

Jay M. Haft

Mr. Haft served for more than 15 years as a personal advisor to Victor Vekselberg, a Russian entrepreneur with considerable interests in oil, aluminum, utilities and other industries.  Mr. Haft is a partner at Columbus Nova, the U.S.-based investment and operating arm of Mr. Vekselberg’s Renova Group of companies.  Mr. Haft is also a strategic and financial consultant for growth stage companies.  He is active in international corporate finance and mergers and acquisitions as well as in the representation of emerging growth companies.  Mr. Haft has extensive experience in the Russian market, in which he has worked on growth strategies for companies looking to internationalize their business assets and enter international capital markets.  He has been a founder, consultant and/or director of numerous public and private corporations, and served as Chairman of the Board of Dusa Pharmaceuticals, Inc.  Mr. Haft serves on the Board of Neurotrope, Inc., SpA, the United States-Russian Business Counsel and The Link of Times Foundation and is an advisor to Montezemolo & Partners.  He has been instrumental in strategic planning and fundraising for a variety of Internet and high-tech, leading edge medical technology and marketing companies over the years.  Mr. Haft is counsel to Reed Smith, an international law firm, as well as several other law and accounting firms.  Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, a past national trustee and Treasurer of the Miami City Ballet, and a past Board member of the Concert Association of Florida.  He is also a past trustee of Florida International University Foundation and previously served on the advisory board of the Wolfsonian Museum and Florida International University Law School.  Mr. Haft served as our Vice Chairman of the Board from February 1999 until March 2001.  From October 1989 to February 1999, he served as our Chairman of the Board and he has served as one of our directors since 1989.  Mr. Haft received B.A. and LL.B. degrees from Yale University.  We believe that Mr. Haft’s corporate finance, business consultation, legal and executive-level experience, as well as his service on the Board of KICO since 2009, give him the qualifications and skills to serve as one of our directors.

Jack D. Seibald

Mr. Seibald is Managing Director – Global Co-Head of Prime Brokerage Services of Cowen Prime Services, LLC. Mr. Seibald co-founded Concept Capital Markets, LLC (“Concept Capital”) and, until its acquisition by Cowen Group, Inc., served as a Managing Member of the firm. During his tenure with Concept Capital, Mr. Seibald was involved in the management of all aspects of the firm’s operations, with a particular emphasis on business and client development and legal matters. Mr. Seibald also served as a member of the Board of Managers of Concept Capital Holdings, LLC, the former parent of Concept Capital, Concept Capital Administration, LLC, which provided administrative services to Concept Capital and its affiliates, and ConceptONE, LLC, which provides risk and performance analytic solutions, middle and back office support services, and regulatory reporting services to investment managers. Mr. Seibald had been affiliated with Concept Capital and its predecessors since 1995 and has extensive experience in prime brokerage, investment management, and investment research dating back to 1983. From 1997 to 2005, Mr. Seibald was also a Managing Member of Whiteford Advisors, LLC, an investment management firm, where as co-founder, he co-managed several pools of funds. He began his career at Oppenheimer & Co. as an equity analyst covering the retailing industry and has also been affiliated with Salomon Brothers and Morgan Stanley & Co in similar positions. Mr. Seibald also operated The Seibald Report, Inc., an independent research firm specializing in the retailing sector. He holds an M.B.A. from Hofstra University and a B.A. from George Washington University.  Mr. Seibald has served as one of our directors since 2004.  In January 2008, the Financial Industry Regulatory Authority (“FINRA”) imposed a $100,000 fine and 20-day suspension on Mr. Seibald in connection with the settlement of a FINRA action against Sanders Morris Harris Inc. and Mr. Seibald, among others.  FINRA had found that Mr. Seibald had improperly received compensation from a profit pool derived, in part, from commissions on trading by a hedge fund for which he served as a manager.  We believe that Mr. Seibald’s corporate finance and executive-level experience, as well as his service on the Board of KICO since 2006 (including his service as Chairman of its Investment Committee), give him the qualifications and skills to serve as one of our directors.

Floyd R. Tupper

Mr. Tupper is a certified public accountant in New York City. For over 30 years, Mr. Tupper has counseled high-net worth individuals by creating tax planning strategies to achieve their goals as well as those of their families. He has also helped small businesses by developing business strategies to meet their current and future needs. He began his career in public accounting with Ernst & Young LLP prior to becoming self-employed. Mr. Tupper holds an M.B.A. in Taxation from the New York University Stern School of Business and a B.S. from New York University.  Mr. Tupper has served as a director of KICO, and Chairman of its Audit Committee, since 2006. He also serves as a member of its Investment Committee. From 1990 until 2010, Mr. Tupper served as a Trustee of The Acorn School in New York City. He was also a member of the school’s Executive Committee and served as its Treasurer from 1990 to 2010. Mr. Tupper is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.  He has served as one of our directors since June 2014 and as our Secretary since June 2015.  We believe that Mr. Tupper’s accounting experience, as well as his service on the Board of KICO since 2006 (including his service as Chairman of its Audit Committee), give him the qualifications and skills to serve as one of our directors.

William L. Yankus

Mr. Yankus brings to the Board over 30 years’ experience in the insurance industry.  Since December 2015, Mr. Yankus has served as Managing Director at Stonybrook Capital, a merchant banker focused on the insurance industry, and since September 2015 has provided insurance-related consulting services through Pheasant Hill Advisors, LLC.  From 2011 to 2015, he was Managing Director – Investment Banking at Stern Agee where he focused on small and mid-sized insurers.  Mr. Yankus served as Managing Director-Insurance Research at Fox-Pitt, Kelton from 1993 to 2009 and then as Head of Insurance Research at its successor, Macquerie, from 2009 to 2010.  Mr. Yankus served as Vice President, Insurance Research at Conning & Company from 1985 to 1993.  He is a chartered financial analyst and a member of The CFA Institute and the American Institute of Financial Analysts.  Mr. Yankus has served as one of our directors since March 2016.  He received his B.A. degree in Economics and Accounting from The College of the Holy Cross. We believe that Mr. Yankus’ executive level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements.  The responsibilities and duties of the Audit Committee include the following:

•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the Securities and Exchange Commission, our stockholders or to the general public, and our internal financial and accounting controls,

•	oversee the appointment, compensation and retention of, and the work performed by, any independent public accountants engaged by us,

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,

•	recommend, establish and monitor procedures designed to facilitate:

•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and

•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Tupper, Haft, Seibald and Yankus.  Our Board has adopted a written charter for the Audit Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

                Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members, selecting director nominees to be presented for Board and/or stockholder approval, identifying members of the Board to serve on each Board committee, identifying individuals to serve as officers and developing corporate governance guidelines.

The members of the Nominating and Corporate Governance Committee currently are Messrs. Haft, Seibald, Tupper and Yankus.  Our Board has adopted a written charter for the Nominating and Corporate Governance Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

While the Nominating and Corporate Governance Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating and Corporate Governance Committee considers diversity of background, experience and qualifications in evaluating prospective Board members.   The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  The Nominating and Corporate Governance Committee evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry, other relevant background experience, judgment, skill, integrity, the interplay of a candidate’s experience with the experience of other Board members, ‘independence’ (for purposes of compliance with the rules of the SEC and the NASDAQ Marketplace Rules), and willingness, ability and availability for service.  After conducting an initial evaluation of a prospective nominee, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management.  If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to our Board of Directors, it may recommend to the full Board that candidate's nomination and election.  At this time, the Nominating and Corporate Governance Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees.  The responsibilities and duties of the Compensation Committee include the following:

•	review and approve the compensation of our Chief Executive Officer,

•	make recommendations to our Board regarding the compensation of all other executive officers,

•
review, and make recommendations to our Board regarding, incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by our stockholders, which includes the ability to adopt, amend and terminate such plans,

•
administer our incentive compensation plans and equity-based plans, including designating the employees to whom awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan,

•
review, and make recommendations to our Board regarding, employment agreements and severance arrangements or plans, including any benefits to be provided in connection with a change in control, for our Chief Executive Officer and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans,

•	review, and make recommendations to our Board regarding, all employee benefit plans, which includes the ability to adopt, administer, amend and terminate such plans,

•	review director compensation for service on our Board and Board committees and recommend any changes to our Board.

The members of the Compensation Committee currently are Messrs. Seibald, Haft and Tupper.  Our Board has adopted a written charter for the Compensation Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers.  The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight.  Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since 2001, Barry B. Goldstein has served as our Chief Executive Officer and Chairman of the Board.  We do not currently have a lead independent director.  At this time, our Board of Directors believes that Mr. Goldstein’s combined role as Chief Executive Officer and Chairman of our Board enables us to benefit from Mr. Goldstein’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost.  Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of the Company as of December 31, 2015 and for the years ended December 31, 2015 and 2014, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management.  The Audit Committee also discussed with Marcum LLP, the Company’s outside auditors (“Marcum”), the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications With Audit Committees, as currently in effect.

The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence and the Audit Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Floyd R. Tupper
Jay M. Haft
Jack D. Seibald

Meetings

Our Board of Directors held five meetings during the fiscal year ended December 31, 2015.

The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2015.

The Nominating and Corporate Governance Committee of the Board of Directors held two meetings during the fiscal year ended December 31, 2015.

The Compensation Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2015.

During 2015, all of our then directors attended all of the meetings of the Board and all of the meetings of the committees on which they served.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders.  However, all directors are encouraged to attend.  Each of our directors was in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, Kingstone Companies, Inc., 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Tupper is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.  Mr. Tupper is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees.  We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2015.  To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2015, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Jay M. Haft, Jack D. Seibald, Floyd R. Tupper and William L. Yankus.  Each of Messrs. Haft, Seibald, Tupper and Yankus is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Tupper, Haft, Seibald and Yankus, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.

Nominating and Corporate Governance Committee

The members of our Board’s Nominating and Corporate Governance Committee currently are Messrs. Haft, Seibald, Tupper and Yankus, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Seibald, Haft and Tupper, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Recommendation

The Board of Directors recommends a vote FOR all nominees.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Marcum as our independent registered public accounting firm to examine our financial statements for the year ending December 31, 2016.

Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2016 is a matter of good corporate practice.  If stockholders do not ratify the selection, the Audit Committee may reconsider whether or not to retain Marcum, but may still determine to retain them.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Marcum has served as our independent registered public accountants with respect to the fiscal year ended December 31, 2013 and each subsequent fiscal year.

It is not expected that a representative of Marcum will attend the meeting.

The following is a summary of the fees billed to us by Marcum for professional services rendered for the fiscal years ended December 31, 2015 and 2014:

Fee Category	Fiscal 2015 Fees	Fiscal 2014 Fees
Audit Fees(1)	$203,749	$192,318
Audit-Related Fees(2)	$-	$-
Tax Fees(3)	$5,379	$43,085
All Other Fees(4)	$-	$-
TOTAL FEES	$209,128	$235,403

(1)
Audit Fees consist of fees billed for services rendered for the audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, services rendered in connection with the filing of Form S-8 and services provided in connection with other statutory or regulatory filings.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed by our independent auditors for professional services related to preparation of our 2013 U.S. federal and state income tax returns, representation for the examination of our 2011 and 2012 federal tax returns, and tax advice.

(4)	All Other Fees consist of aggregate fees billed for products and services provided by our independent auditors, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.  Substantially all of the fees shown above were pre-approved by the Audit Committee.

Vote Required

The ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of stockholders who hold a majority of the common shares present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL 3:  ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.  In accordance with the advisory vote conducted at our 2013 annual meeting of stockholders on the frequency of future say-on-pay votes, we are currently conducting say-on-pay votes every three years.  The next advisory vote on the frequency of say-on-pay votes will be conducted at our 2019 annual meeting of stockholders.

The compensation structure established by our Compensation Committee is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of stockholder value, to reward executives when we perform financially or operationally well, to align the financial interests of our executives with the interests of our stockholders, and to be competitive within our industry.  We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited us over time.

We are requesting stockholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation.

We are asking our stockholders to indicate their support for our named executive officer compensation through the following resolution:

“RESOLVED, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s proxy statement for its 2016 annual meeting.”

Because this stockholder vote is advisory, it is not binding on us or our Board of Directors. However, our Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the stockholder votes on this “say-on-pay” proposal and consider whether to recommend any changes or modifications to our executive compensation policies and practices as a result of such votes.

Vote Required

The approval of the compensation of our named executive officers as disclosed in this proxy statement requires the affirmative vote of stockholders who hold a majority of the common shares present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received at our offices in Kingston, New York by February 24, 2017 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting.  To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year’s annual meeting of stockholders.  If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed by more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year.  A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

•	the name and address of the stockholder proposing such business;

•	the class and number of our shares which are beneficially owned by such stockholder; and

•	any material interest of such stockholder in such business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was made available to stockholders, or

•	the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as:

•	the name, age, business and residential addresses, occupation or employment and shares held by the nominee;

•	any other information relating to such nominee required to be disclosed in a proxy statement; and

•	the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 15 Joys Lane, Kingston, New York 12401.  The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director.  Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2 and 3 in the notice.  However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2015 (excluding exhibits).  We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Barry B. Goldstein
Chief Executive Officer

Kingston, New York
June 24, 2016

ANNUAL MEETING OF STOCKHOLDERS OF

KINGSTONE COMPANIES, INC.

August 10, 2016

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.

E11942-TBD

KINGSTONE COMPANIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Barry B. Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the common shares of Kingstone Companies, Inc. held of record by the undersigned at the close of business on June 15, 2016 at the Annual Meeting of Stockholders to be held on August 10, 2016 or any adjournment thereof.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS, WHICH IS ONLY AVAILABLE BY VOTING THE PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON AUGUST 9, 2016.

CUMULATIVE VOTING - If you exercise cumulative voting, please check the box on the reverse side.

NAME OF NOMINEE	# OF VOTES CAST

(Continued and to be signed on the reverse side)

KINGSTONE COMPANIES, INC.
15 JOYS LANE
KINGSTON, NY 12401

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E11941-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINGSTONE COMPANIES, INC.

1. Election of Directors.

Nominees:

01) Barry B. Goldstein
02) Jay M. Haft
03) Jack D. Seibald
04) Floyd R. Tupper
05) William L. Yankus

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote FOR all of the named nominees.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation of the Company's executive officers.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES (AND THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO CUMULATE VOTES AMONG NOMINEES) AND FOR PROPOSALS 2 AND 3. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

To cumulate votes as to a particular nominee or nominees as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date